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                            WINSLOEW FURNITURE, INC.
                               160 Village Street
                           Birmingham, Alabama 35242

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE __, 1999

To the Shareholders of
WinsLoew Furniture, Inc.

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of WinsLoew Furniture, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on ________, June __, 1999, at the offices of Trivest, Inc., located at 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger (the "Merger") of Trivest Furniture Corporation, a Florida corporation (the "Purchaser"), with and into the Company, with the Company being the surviving corporation. In the Merger, each outstanding share of the Company's Common Stock, $.01 par value (other than shares held by the Purchaser), will be converted into the right to receive $33.00 in cash, without interest. The Merger Agreement is more fully described in the accompanying Proxy Statement and is attached as Appendix A to the Proxy Statement.

         2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The Board of Directors has determined that only shareholders of record at the close of business on __________, 1999 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. The stock transfer books of the Company will not be closed prior to the meeting.

                             YOUR VOTE IS IMPORTANT

         IN ORDER TO ASSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY SUBMITTING A PROXY BEARING A LATER DATE, OR BY ATTENDING AND VOTING IN PERSON AT THE MEETING. PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.


                                         By Order of the Board of Directors



                                         Bobby Tesney
                                         PRESIDENT AND CHIEF EXECUTIVE  OFFICER

Birmingham, Alabama
________, 1999